Exhibit 10.10

SECURED TERM PROMISSORY NOTE

$5,000,000	Advance Date: March 9, 2018
Maturity Date: September 9, 2019

FOR VALUE RECEIVED, Full Spectrum, Inc., a Delaware corporation, for itself and each of its Subsidiaries (the “Borrower”) hereby promises to pay to the order of Steward Capital Holdings, LP, a Delaware partnership, or the holder of this Note (the “Lender”) at 3900 S. Overland Avenue, Springfield, MO 65807 or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Five Million Dollars ($5,000,000) or such lesser principal amount as Lender has advanced to Borrower, together with interest as set forth in that certain Loan and Security Agreement dated March 9, 2018, by and among Borrower, its Domestic Subsidiaries party thereto and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”).

This Promissory Note is the Term Note referred to in, and is executed and delivered in connection with, the Loan Agreement, and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute an Event of Default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of Missouri. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of Missouri, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND
ON BEHALF OF ITS SUBSIDIARIES:

FULL SPECTRUM, INC.

By:	/s/ Stewart Kantor
Stewart Kantor, CEO